Exhibit 4.3
UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) JUNE 26, 2007 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED IN ACCORDANCE WITH THE ACT OR UNLESS IT IS OTHERWISE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.
THIS WARRANT WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMITS PROVIDED HEREIN.
ANTARES PHARMA, INC.
a company incorporated under the laws of the State of Delaware
Warrant for the Purchase of Shares of Common Stock
THIS IS TO CERTIFY THAT, in consideration of the payment of $1.00 to ANTARES PHARMA, INC. (the “Company”) and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Company hereby grants to HSBC CAPITAL (CANADA) INC. (the “Holder”) the right to purchase at any time up to 5:00 o’clock in the afternoon (Eastern Standard Time) on February 26, 2012 (the “Expiry Time”) that number of shares of common stock of the Company (the “Shares”) equal to the lower of the Maximum Warrant Shares (as defined below) or the number of Shares as determined in accordance with the following formula:

z =	USD$399,920

x

where

x =	USD$1.25 (the “Exercise Price”)

z =	the total number of Shares issuable to the Holder (rounded to the nearest Share) upon exercise of this Warrant in full, subject to adjustment as provided herein
If the Company completes a financing after the date of this warrant involving the issuance of equity, debt with warrants or convertible debt, where the relevant equity is issued (or is issuable), at an effective price per Share less than the Exercise Price (a “New Exercise Price”), provided this Warrant has not been fully exercised, then “x” in the above stated formula and the Exercise Price shall be deemed to be the New Exercise Price, provided that in no event will the total number of Shares issuable to the Holder as a result of any such adjustment to the Exercise Price or otherwise exceed the Maximum Warrant Shares (before giving effect to any other adjustments pursuant to paragraphs 5 through 8 below).
In addition, notwithstanding the foregoing, if pursuant to that certain Credit Agreement dated of even date herewith between, inter alia, the Holder and the Company (the “Credit Agreement”), the Second Tranche (as such term is defined in the Credit Agreement) is not drawn down by and advanced to the Company on or before December 31, 2007 for any reason, then the above stated formula shall be deleted and replaced with the following (the “Alternate Formula”):

z=	USD$249,950

x
Prior to the Second Funding Date, the number of Shares for which this Warrant exercisable shall be limited to the number of Shares derived by using the Alternate Formula. In addition, notwithstanding anything contained in Credit Agreement or this Warrant to the contrary, this Warrant shall not be exercisable with respect to any Shares unless and until such time as the American Stock Exchange has approved for listing the issuance of the Shares pursuant to the exercise of this Warrant. The Company has applied for such listing with the American Stock Exchange.
For the purposes of this Warrant, the term “Maximum Warrant Shares” means 399,920 Shares initially and 249,950 Shares in the event that that Second Tranche (as such term is defined in the Credit Agreement) is not drawn down by and advanced to the Company on or before December 31, 2007 for any reason (in each case subject to further adjustment pursuant to paragraphs 5 through 8 below). Notwithstanding the foregoing, in no event shall the Maximum Warrant Shares exceed any amount the issuance of which would require approval of the Company’s stockholders to comply with any requirements or policies of any exchanges or markets on which or through which the Company’s securities are traded from time to time, or any securities regulatory authority having jurisdiction, including without limitation, the American Stock Exchange.
For the purposes of this Warrant, “Change of Control” means any sale, transfer, exchange, exclusive license or other disposition of all or substantially all of the assets or shares of the Company, or any acquisition, reorganization, consolidation, amalgamation, or merger of the Company where the Holders of the Company’s outstanding voting equity securities immediately prior to the transaction beneficially own less than 50.1% of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.
Prior to the Expiry Date, the rights represented by this Warrant may be exercised by the Holder, in whole or, from time to time and at any time, in part, by surrender of this Warrant at the registered office of the Company at 250 Phillips Boulevard, Suite 290, Ewing, New Jersey, 08618 (the “Exercise Location”), together with: (i) payment of the Exercise Price of the Shares subscribed for and the subscription form attached hereto as Schedule “A”, completed and signed by the Holder; or (ii) the net issuance election form attached hereto as Schedule “C”, completed and signed by the Holder.
The Company covenants and agrees that the Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon payment and issuance, be fully paid and non-

assessable and free of all liens, charges, and encumbrances of any nature whatsoever, and the Holder shall be deemed to have become the holder of record of such Shares on the date of the Closing (as defined below). The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares in the capital of the Company (including as may be required pursuant to any adjustment under paragraphs 5 to 8 below) to provide for the exercise of the rights represented by this Warrant.
The Company or, if appointed, the transfer agent for the Shares (the “Transfer Agent”) and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder.
Before taking any action which would cause an adjustment pursuant to the provisions contained herein to reduce the Exercise Price below the then par value of the Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue to the Holder fully paid and non-assessable Shares at the Exercise Price as so adjusted.
THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT
1.	After the Expiry Date, all rights under this Warrant in respect of which the right of subscription and purchase provided for has not been exercised will wholly cease and terminate, and this Warrant will be void and of no force or effect.

2.	This Warrant and either: (i) the duly completed and executed subscription form together with payment of the Exercise Price of the Shares subscribed for; or (ii) the duly completed and executed net issuance election form will be deemed to be surrendered only upon personal delivery of the same to the Company or, if sent by mail or other means of transmission, upon actual receipt by the Company.

3.	The closing (the “Closing”) of each subscription for Shares by the Holder will take place at the Exercise Location at 3:00 p.m. on the fifth Business Day (being a day which is not a Saturday, Sunday or statutory holiday in the State of New Jersey) after this Warrant and the completed subscription form or the net issuance election form, as the case may be, are received by the Company. If the Holder has submitted a completed subscription form, then at the Closing the Holder will deliver to the Company a certified cheque, bank draft or other immediately available funds payable to or to the order of the Company in an amount equal to the Exercise Price for the Shares subscribed for in lawful money of the United States. The Company will concurrently deliver to the Holder, without charge, a certificate representing the Shares purchased and will enter the name of the Holder in the share register of the Company in respect of such Shares. If the Holder exercises this

Warrant only in part, and provided this Warrant has not expired, the Company will also deliver concurrently to the Holder, without charge, a new Warrant representing the number of Shares, if any, with respect to which this Warrant has not then been exercised.

4.	No fractional Shares will be issued on the exercise of the Warrant. In lieu of fractional Shares, if any, the Company will pay to the Holder at the Closing, an amount in lawful money of the United States equal to the then current market value of such fractional Share.

5.	If the Company at any time or from time to time after the date hereof effects a subdivision of the outstanding Shares or consolidates the outstanding Shares, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price immediately prior to such event by a fraction:
(a)	the numerator of which shall be the total number of outstanding Shares immediately prior to such event; and

(b)	the denominator of which shall be the total number of outstanding Shares immediately after such event.
Upon each adjustment of the Exercise Price as provided herein, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of Shares (calculated to the nearest tenth of a Share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

6.	If the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Shares entitled to receive a dividend or other distribution payable in additional Shares, in each such event the Exercise Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:
(a)	the numerator of which is the total number of Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(b)	the denominator of which is the total number of Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Shares issuable in payment of such dividend or distribution;
provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph to reflect the actual payment of such dividend or distribution.

7.	If the Company at any time or from time to time after the date hereof makes, or fixes a record date for the determination of holders of Shares entitled to receive, a dividend or other distribution payable in securities of the Company other than Shares, in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of Shares receivable thereupon, the amount of other securities of the Company which it would have received had this Warrant been converted into Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this paragraph with respect to the rights of the Holder or with respect to such other securities by their terms.

8.	In case of:
(a)	any reclassification or change of Shares issuable upon exercise of this Warrant;

(b)	any consolidation or merger of the Company with or into another corporation or corporations;

(c)	the sale of the properties and assets or shares of the Company substantially as an entirety to any other corporation or corporations followed by a winding-up of the Company or a distribution of its assets to the shareholders;

(d)	the sale of the properties and assets or shares of the Company substantially as an entirety to another person or persons in exchange for cash or securities in or of such other person or persons or any affiliate or any combination thereof; or

(e)	the conversion of all outstanding preferred stock in the capital of the Company into common stock in accordance with their terms, the Holder shall have the right thereafter to convert this Warrant (or any portion thereof) into, and shall accept in lieu of the Shares, the kind and amount of shares or other securities and property receivable on such reclassification, merger, sale, change or conversion that the Holder would have been entitled to receive thereupon had the Holder been the registered holder of the number of Shares into which this Warrant might have been converted immediately prior thereto. The provisions of this section shall similarly apply to successive reclassifications and changes or conversions of shares and to successive consolidations, mergers and sales.

9.	Notwithstanding paragraph 8 above, without limiting the right of the Holder to exercise this Warrant in whole or in part at any time prior to the completion of a Change of Control transaction, the Company shall not complete any Change of Control unless the resulting successor or acquiring entity (if not the Company) assumes all of the Company’s obligations under this Warrant in writing.

10.	If any event shall occur to which the other provisions of paragraphs 5 to 8 hereof are not strictly applicable and the failure to make any adjustment to the Exercise Price would not fairly protect the exercise right represented by this Warrant in accordance with the essential intent and principles hereof or, if strictly applicable, would not fairly protect the conversion rights represented by this Warrant in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Warrant, necessary to preserve the conversion rights represented by this Warrant.

11.	In each case of an adjustment to the Exercise Price, the Company, at its expense, shall compute such adjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment and shall mail such certificate to the Holder at the Holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price.

12.	Except as otherwise provided herein, paragraphs 5 to 8 hereof are intended to operate independently of one another. If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect, but there shall be no duplicate adjustments if two separate subsections provide the same protection.

13.	This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the Shares in the capital of the Company.

14.	Any Shares acquired pursuant to this Warrant may be subject to a hold period under the securities laws of Ontario and the securities laws of the United States and may bear the following legends:
“UNLESS PERMITTED UNDER APPLICALBE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THESE SECURITIES MUST NOT TRADE THE SECURITIES IN CANADA BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (i) JUNE 26, 2007 AND (ii) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED IN ACCORDANCE WITH THE ACT OR UNLESS IT IS OTHERWISE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE.”
15.	This Warrant is exchangeable upon its surrender by the Holder at the registered office of the Company at the address set out herein for new warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Shares which may be subscribed for and purchased hereunder, each of such new warrants to represent the right to subscribe for and purchase such number of Shares as shall be designated by the Holder at the time of such surrender.

16.	The Holder agrees that this Warrant shall be amended as required to bring this Warrant into conformity with any requirements or policies of any exchanges or markets on which or through which the Company’s securities are traded from time to time, or any securities regulatory authority having jurisdiction.

17.	If this Warrant becomes mutilated, lost, destroyed, or stolen, the Company will issue and deliver a new Warrant of like date and tenor as the one mutilated, lost, destroyed, or stolen in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed, or stolen Warrant. In the case of any assignment, division, or transfer of the Holder’s rights under this Warrant, the Company, at the request of the Holder or its transferee or assignee, will issue such replacement Warrant of like date and tenor as this Warrant and registered in the name or names requested by the Holder or its transferee or assignee. The applicant for the issue of a new Warrant pursuant to this section 18 shall bear the cost of the issue thereof and in the case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Company such evidence of ownership and of the loss, destruction or theft satisfactory to the Company, and such applicant may also be required to furnish indemnity in form satisfactory to the Company.

18.	The Holder may elect to receive at any time or from time to time before the Expiry Date, without the payment by the Holder of any additional consideration, Shares (or other shares of the Company if the Shares have been automatically converted into such shares) equal to the value of this Warrant or any portion thereof, as calculated in accordance with the formula set out on the first page hereof, by the surrender of this Warrant or such portion to the Company, together with the net issuance election notice annexed hereto as Schedule “C” duly executed, at the Exercise Location (the “Net Issuance Right”). Thereupon, the Company shall issue to the Holder such number of fully-paid and non-assessable Shares as is computed by the following formula:

X =	Y (A-B)

A

where

X = the number of Shares that shall be issued to the Holder.

Y = the number of shares covered by this Warrant in respect of which the net issuance election is being made.

A = the “Fair Market Value” (as defined below) of one Share as at the time the net issuance election is made.

B = the Exercise Price
“Fair Market Value” of a Share (or a share of the Company if the Shares have been automatically converted into such shares) as of a particular date (the “Determination Date”) shall mean:

(a)	if the shares are traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices on such exchange over the 30-trading day period ending 5 business days prior to the Determination Date;

(b)	if the shares are quoted for trading on the Nasdaq Stock Market or other over-the-counter system, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-trading day period ending 5 business days prior to the Determination Date; and

(c)	if there is no public market for the shares, the Fair Market Value of the shares shall be determined by mutual agreement of the Holder and the Board of Directors of the Company, each acting reasonably.
19.	This Warrant may only be transferred or assigned by the Holder upon the Holder delivering to the Company an executed transfer in the form attached as Schedule “B” and complying with applicable securities laws. Upon giving written notice thereof to the Company and complying with applicable securities laws, this Warrant shall be assignable by the Holder.

The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than that of the registered Holder of a Warrant Certificate surrendered for registration of transfer or upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

20.	Any notice required or permitted to be given hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering the same addressed to the Company at:
ANTARES PHARMA, INC.
250 Phillips Boulevard, Suite 290
Ewing, New Jersey, 06818
Attention:      Chief Financial Officer
and to the Holder at:
HSBC CAPITAL (CANADA) INC.
70 York Street, 7th Floor
Toronto, Ontario M5J 1S9

Attention:       Paul Eldridge

Any notice, if delivered, shall be deemed to have been given or made on the date on which it was delivered, or, if mailed, shall be deemed to have been given on the third business day following the day on which it was mailed. Either of the parties hereto may change its address for service from time to time by notice given in accordance with the foregoing.
21.	This Warrant shall be governed by and construed in accordance with the laws of the State of New York.
[Signature Page Follows]

The Parties hereto intending to be contractually bound, have each caused this Warrant to be signed by its duly authorized officer this 26th day of February, 2007.

ANTARES PHARMA, INC.
Per:	/s/ JACK E. STOVER
	Name:	Jack E. Stover
	Title:	President and Chief Executive Officer

HSBC CAPITAL (CANADA) INC.
Per:	/s/ PAUL ELDRIDGE
	Name:	Paul Eldridge
	Title:	Director

SCHEDULE “A”
SUBSCRIPTION FORM
TO: ANTARES PHARMA, INC.
(1)	The undersigned holder of a preferred share purchase Warrant (the “Warrant”) hereby subscribes for shares of common stock referred to in the Warrant (the “Shares") in the capital of ANTARES PHARMA, INC. (the “Company”) (or such other securities into which the warrant is exercisable) at the Exercise Price (as defined in the Warrant) on the terms and conditions referred to in the Warrant and herewith makes payment of the purchase price by certified cheque, bank draft or other immediately available funds payable to the order of the Company for the said number of Shares.

(2)	The undersigned hereby irrevocably directs that the said Shares (or such other securities into which the warrant is exercisable) hereby subscribed for be issued, registered and delivered as follows:

Names in full	Address in full	No. of Shares

(Please print full name in which share certificate(s) are to be issued.)
DATED this       day of                     , 20   .

HSBC CAPITAL (CANADA) INC.
Per:	c/s
Name:
Title:

SCHEDULE “B”
FORM OF TRANSFER
FOR VALUE RECEIVED, the undersigned holder of the Warrant of ANTARES PHARMA, INC. evidenced by the within Warrant, hereby sells, assigns and transfers such Warrant unto of

DATED this       day of                     , 20   .

HSBC CAPITAL (CANADA) INC.
Per:	c/s
Name:
Title:

SCHEDULE “C”
NET ISSUANCE ELECTION NOTICE
To: ANTARES PHARMA, INC.
The undersigned hereby elects to exercise its Net Issuance Right pursuant to the attached Warrant with respect to                      shares of common stock. The certificate(s) of the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.

HSBC CAPITAL (CANADA) INC.

Signature/Title

Name for Registration

Mailing Address